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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 23, 2008

Dear Shareholder:

        You are invited to attend the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at its corporate headquarters, 3838 West Parkway Boulevard, Salt Lake City, Utah 84120 on, April 23, 2008 at 11:00 a.m., Mountain Daylight Time, for the following purposes:

  1.
  To elect four directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as USANA's independent registered public accountant for the fiscal year 2008; and

  3.
  To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

        Only USANA shareholders of record at the close of business on March 5, 2008, have the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders entitled to receive notice and to vote at the meeting will be available for examination by a shareholder for any purpose that is germane to the meeting during ordinary business hours at the offices of USANA at 3838 West Parkway Boulevard, Salt Lake City, Utah, during the ten days prior to the meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

Gilbert A. Fuller Corporate Secretary

Salt Lake City, Utah
March 14, 2008

USANA HEALTH SCIENCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 23, 2008

         The Board of Directors of USANA Health Sciences, Inc. ("We," "USANA," or the "Company") is soliciting proxies to be used at the 2008 Annual Meeting of Shareholders (the "Annual Meeting"). Distribution of this Proxy Statement and the accompanying proxy card is scheduled to begin on or about March 19, 2008. The mailing address of USANA's principal executive offices is 3838 West Parkway Boulevard, Salt Lake City, Utah 84120-6336. If you attend the Annual Meeting, you may withdraw any prior vote by attending and voting in person on any matters that are brought properly before the meeting. USANA will pay all expenses of the meeting, including the cost of printing and mailing the proxy statement and related materials and the cost of the solicitation process.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why did I receive this proxy statement? We have sent you the Notice of Annual Meeting of Shareholders, this Proxy Statement, and the enclosed proxy or voting instruction card because the USANA Board of Directors is soliciting your proxy to vote at USANA's Annual Meeting on April 23, 2008. This Proxy Statement contains information about matters to be voted on at the Annual Meeting.

Who is entitled to vote? You may vote if you owned common stock as of the close of business on March 5, 2008. On March 5, 2008, there were 16,392,384 shares of our common stock that were outstanding and entitled to vote at the Annual Meeting.

How many votes do I have? Each share of common stock that you own at the close of business on March 5, 2008 entitles you to one vote.

What am I voting on? You will be voting on proposals to:

  •
  Elect four directors to serve for one year each, until the next Annual Meeting of Shareholders or until a successor is elected and shall qualify;

  •
  Ratify the selection of PricewaterhouseCoopers LLP as USANA's independent registered public accountant for the fiscal year 2008; and

  •
  Consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

How do I vote? You can vote in the following ways:

  •
  By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid addressed envelope. If you hold your shares in street name, please complete and mail the voting instruction card that you will receive from your broker or bank.

  •
  At the Annual Meeting: If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee, indicating that you are the beneficial owner of the shares on March 5, 2008, the record date for voting. Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card in advance of the meeting to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting? Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. You can specify whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from the other proposals. If no direction is indicated, your shares will be voted FOR the election of all of the nominees for director and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountant.

May I revoke my proxy or change my vote after I return my proxy card or voting instruction card? You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

  •
  Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

  •
  Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

  •
  Vote in person on, April 23, 2008, at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card? It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum? A quorum must be present to properly convene the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares that are entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted as shares present at the meeting for purposes of determining whether a quorum exists, but not as shares cast for any proposal. Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on any of the proposals.

What vote is required in order to approve each proposal? The required vote is as follows:

Election of Directors: The election of the nominees for director requires the affirmative vote of a plurality of the shares cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes in favor of their election will be elected, even if they receive less than a majority of such votes. If you do not want to vote your shares for a particular nominee, you may so indicate in the space provided on the proxy card or on the voting instruction card. In the unanticipated event that any of the nominees is unable or declines to serve, the proxy holder will have the discretion to vote the proxy for another person, as shall be designated by the Board of Directors to replace the nominee, or, in lieu thereof, the Board may reduce the number of directors.

Ratification of the Selection of Independent Registered Public Accountant: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountant requires the affirmative vote of a majority of the shares cast at the Annual Meeting. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee of the Board of Directors may, but is not required to, reconsider such appointment.

How will voting on any other business be conducted? We do not know of any business or proposals to be considered at the Annual Meeting other than those that are described in this Proxy Statement. If any other business is proposed and we decide to allow it to be presented at the Annual Meeting, the proxies that we receive from our shareholders give the proxy holders the authority to vote on that matter according to their best judgment.

Who will count the votes? Broadridge Investor Communications Services will tabulate the votes that are received prior to the Annual Meeting. Representatives of USANA will act as the inspectors of election and will tabulate the votes, if any, that are cast in person at the Annual Meeting.

Who pays to prepare, mail, and solicit the proxies? We will pay all of the costs of soliciting these proxies. We will ask banks, brokers, and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. In addition to the use of the mail, proxies may be solicited by our officers, directors, and other employees by telephone or by personal solicitation. We will not pay additional compensation to these individuals.

How do I submit a shareholder proposal for next year's Annual Meeting? Any shareholder who intends to present a proposal at the 2009 Annual Meeting of Shareholders must deliver such proposal to the Corporate Secretary, c/o USANA Health Sciences, Inc., 3838 West Parkway Blvd., Salt Lake City, Utah 84120, not later than November 15, 2009, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act").

Who should I call if I have questions? If you have questions about the proposals or the Annual Meeting, you may call Riley Timmer, USANA Investor Relations, at (801) 954-7100. You may also send an e-mail to investor.relations@us.usana.com.

PROPOSAL #1—ELECTION OF DIRECTORS

        Our Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three directors. The Board of Directors, by resolution, has set the number of directors at four. The Board of Directors has nominated four directors to stand for re-election at the Annual Meeting. Each director who is elected at the Annual Meeting will hold office until the Company's Annual Meeting in 2009, until a successor is elected and qualified, or until the director resigns, is removed, or becomes disqualified. The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve, if elected. If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or may substitute another person for that nominee, in which event your shares will be voted for that other person.

Director Nominees

        The nominees to the Board of Directors in 2008 are Robert Anciaux, Jerry G. McClain, Ronald S. Poelman, and Myron W. Wentz, Ph.D. All of these nominees currently serve as members of the Board of Directors. Messrs. Anciaux, McClain, and Poelman are independent directors under the rules of the Nasdaq stock exchange. The following information is furnished with respect to these nominees:

        Robert Anciaux, 62, has served as a director of USANA since July 1996. Since 1990, he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. Additionally, since 1982 Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial, and real estate venture companies. In some of these privately held companies, Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles.

        Jerry G. McClain, 67, has served as a director of USANA since June 2001. Since January 2003, Mr. McClain has been self-employed, operating his own investment and real estate business in Salt Lake City, Utah. From August 2000 to December 2002, Mr. McClain was the Chief Financial Officer of Cerberian, Inc., a privately held company that was headquartered in Salt Lake City, Utah. From 1998 to 2000, Mr. McClain was the Chief Financial Officer and Sr. Vice President of Assentive Solutions, Inc., a company he also co-founded. From 1997 to 1998, Mr. McClain was the Chief

Financial Officer for the Salt Lake Organizing Committee for the 2002 Winter Olympic Games. Before 1997, Mr. McClain served as a key financial advisor to many companies as an Audit Partner and a Managing Partner of Ernst & Young LLP for 35 years in several cities throughout the world. Mr. McClain is a former CPA and a graduate from the University of Southern Mississippi and Oklahoma State University, where he received a B.S. in Accounting and an M.S. in Accounting, respectively.

        Ronald S. Poelman, 54, has served as a director of USANA since 1995. Since 1994, he has been a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Corporate and Securities Practice Group. Mr. Poelman began his legal career in Silicon Valley in California, and has assisted in the organization and financing of numerous companies over the past 25 years. Mr. Poelman is a founding officer of the Utah Chapter of the National Association of Corporate Directors and frequently lectures at the meetings of this and other organizations. Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley.

        Myron W. Wentz, Ph.D., 67, founded USANA in 1992 and has served as the Chief Executive Officer and Chairman of the Board of USANA since its inception. In 1974, Dr. Wentz founded Gull Laboratories, Inc., which was a developer and manufacturer of medical diagnostic test kits and was the former parent corporation of USANA. Dr. Wentz served as Chairman of Gull from 1974 until 1998. In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. ("Sanoviv"), a health and wellness center that is located near Rosarito, Mexico. Joining a pathology group in Peoria, Illinois, from 1969 to 1973, Dr. Wentz served as infectious disease specialist and directed the microbiology and immunology laboratories for three hospitals in the Peoria area. Dr. Wentz received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology and Immunology from the University of Utah.

        We will vote your shares as you specify in your proxy card. If you sign, date, and return your proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each of the director nominees who are listed above.

RECOMMENDATION

        The Board of Directors unanimously recommends a vote FOR each director nominee.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        The Board of Directors is elected by and is accountable to the shareholders of the Company. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met 15 times during 2007. All directors attended at least 75% of the meetings of the Board and the Board Committees of which they are members.

Director Independence

        We assess director independence on an annual basis. The Board has determined, after careful review, that all of the current directors (other than Dr. Myron Wentz) who have also been nominated for election at the 2008 Annual Meeting are independent based on the applicable rules of the Nasdaq stock market and the applicable regulations of the Securities and Exchange Commission (the "SEC").

Shareholder Communications with Directors

        If the Company receives correspondence from its shareholders that is addressed to the Board of Directors, we forward it to every director or to the individual director to whom it is addressed. Shareholders who wish to communicate with the directors may do so by sending their correspondence to the director or directors at the Company's headquarters at 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336.

        Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit. All directors, except for Mr. Anciaux, were present at the Company's Annual Meeting of the Shareholders that was held last year in April 2007.

Committees of the Board of Directors

        The Board of Directors has a separately-designated standing Audit Committee, Compensation Committee, and Governance and Nominating Committee. All members of the Audit Committee, Compensation Committee, and Governance and Nominating Committee meet the definition of "independent," described above.

        Governance and Nominating Committee.    The Governance and Nominating Committee of the Board of Directors (the "Nominating Committee") was established in February 2004. The Nominating Committee met one (1) time during 2007. Members of the Nominating Committee during fiscal 2007 and at the date of this Proxy Statement are Robert Anciaux, Jerry G. McClain and Ronald S. Poelman, each of whom meets the definition of "independent" set forth in the rules of the Nasdaq stock exchange. A written charter has been adopted for the Nominating Committee and can be accessed electronically in the "Corporate Governance" section of our website at www.usanahealthsciences.com. The Nominating Committee's responsibilities include: (i) identifying and evaluating prospective nominees for director, (ii) recommending to the Board of Directors the director nominees for the next annual meeting of shareholders, (iii) periodically reviewing the performance of the Board and its members and determining the number, function, and composition of the Board's committees, and (iv) overseeing corporate governance matters.

        The Nominating Committee believes that the Company's Board of Directors should be composed of directors with varied, complementary backgrounds and that directors should, at a minimum, have expertise that may be useful to the Company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to the Company's business. In determining whether a director should be retained and stand for re-election, the Nominating Committee also considers that director's performance and contribution to the Board during his or her tenure with the Board.

        The independent directors may from time to time consider qualified nominees who are recommended by shareholders. Shareholders who wish to make such a recommendation may do so by sending a written notice, as described under the heading "How do I submit a shareholder proposal for next year's Annual Meeting?" on page 5 of this Proxy Statement. Nominees for director who are recommended by shareholders will be evaluated by the Nominating Committee in the same manner as any other nominee for director.

        Audit Committee.    The Audit Committee of the Board of Directors (the "Audit Committee") is a standing committee of the Board, which has been established as required by the Exchange Act and the rules of the Nasdaq stock exchange. The Audit Committee met eight (8) times during 2007. Members of the Audit Committee during fiscal 2007 and at the date of this Proxy Statement are Ronald S. Poelman, Chairman, Robert Anciaux, and Jerry G. McClain, each of whom meets the definition of "independent" set forth above. The Board has determined that Mr. McClain is an "audit committee financial expert," as defined by the applicable regulations promulgated by the SEC under the Exchange Act. The Board also believes that each member of the Audit Committee meets the Nasdaq composition requirements, including the requirements regarding financial literacy and financial sophistication. A written charter has been adopted for the Audit Committee and can be accessed electronically in the "Corporate Governance" section of our website at www.usanahealthsciences.com. The Audit Committee's responsibilities include: (i) appointing the independent registered public accountant of the

Company, (ii) reviewing and approving the scope and cost of any proposed audit and non-audit services that are provided by, as well as the qualifications and independence of, the independent registered public accountant, (iii) reviewing with the independent registered public accountant, and internal audit staff the results of audits, any recommendations from the independent registered public accountant and the status of management's actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and internal audit staff, and (iv) reviewing annual and quarterly financial statements and the status of material pending litigation and regulatory proceedings.

        Compensation Committee.    The Compensation Committee of the Board of Directors (the "Compensation Committee") met five (5) times during 2007. Members of the Compensation Committee during fiscal 2007 and at the date of this Proxy Statement are Robert Anciaux, Chairman, Jerry G. McClain, and Ronald S. Poelman, each of whom meets the definition of "independent" set forth in the listing standards of the Nasdaq stock exchange. In addition, all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code and are non-employee directors as defined by the applicable regulations promulgated by the SEC under the Exchange Act. A written charter has been adopted for the Compensation Committee and can be accessed electronically in the "Corporate Governance" section of our website at www.usanahealthsciences.com. The Compensation Committee's responsibilities include: (i) reviewing and recommending to the full Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering USANA's equity compensation plans. The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee during fiscal 2007 was composed of Robert Anciaux, Chairman, Jerry G. McClain, and Ronald S. Poelman. All members of the Compensation Committee are independent directors. No member of the Company's Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

EXECUTIVE OFFICERS

        The executive officers of USANA at December 29, 2007, and as of the date of this Proxy Statement were:

Name	Position
Myron W. Wentz, Ph.D.	Chairman of the Board and Chief Executive Officer
David A. Wentz	President
Fred W. Cooper, Ph.D.	Executive Vice President of Operations
Gilbert A. Fuller	Executive Vice President, Chief Financial Officer, and Secretary
Kevin Guest	Executive Vice President of Marketing
Bradford Richardson	Executive Vice President of Asia Pacific
Mark H. Wilson	Executive Vice President of Customer Relations
Timothy E. Wood, Ph.D.	Executive Vice President of Research and Development

        Biographical information for Myron W. Wentz is included in the discussion on page 6 concerning the nominees for director. The following information is provided regarding David A. Wentz, and Messrs. Cooper, Fuller, Guest, Richardson, Wilson, and Wood.

        David A. Wentz, 37, President. Mr. Wentz joined USANA as a part-time employee in 1992. He has been a full-time employee since March 1994. From 1993 until April 2004, he was a member of the Company's Board of Directors. Mr. Wentz was appointed President of USANA in July 2002 and previously served as the Company's Executive Vice President from October 2001 to July 2002. He served as the Company's Senior Vice President of Strategic Development from June 1999 to October 2001, and as the Company's Vice President of Strategic Development from August 1996 to June 1999. Mr. Wentz received a B.S. degree in Bioengineering from the University of California, San Diego. Mr. Wentz is the son of Dr. Wentz, who is the Chairman and Chief Executive Officer of the Company.

        Fred W. Cooper, Ph.D., 45, Executive Vice President of Operations. Dr. Cooper was a consultant to the Company from 1997 until early 1998. In February 1998 he joined the Company as Director of Special Projects. From April 1998 until April 1999, he was employed as a full-time employee of the Company in the capacity of Executive Director of Information Technology, and from April 1999 until August 2000, as the Company's Vice President of Information Technology. From August 2000 until July 2003, Dr. Cooper was employed by the Company on a part-time basis as Vice President of Information Technology. Thereafter, he became a full-time employee in July 2003 as the Company's Vice President of Operations. In January 2006, he was appointed as the Company's Executive Vice President of Operations. Prior to joining USANA, from April 1994 to February 1998, Dr. Cooper was the Director of Market Research and then the Director of Corporate Network Operations for Human Affairs International, a subsidiary of Aetna. Dr. Cooper received a B.S. in Finance and a B.S. in Psychology from the University of Utah. He earned a Ph.D. in Business Administration from the University of Utah.

        Gilbert A. Fuller, 67, Executive Vice President, Chief Financial Officer, and Secretary. Mr. Fuller joined USANA in May 1996 as the Vice President of Finance. Mr. Fuller served in this role from May 1996 to June 1999, when he was appointed as the Company's Senior Vice President. Mr. Fuller has been the Company's Chief Financial Officer since October 1997. In January 2006, he was appointed as the Company's Executive Vice President and Chief Financial Officer. Before joining USANA, from January 1994 to May 1996, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation. From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network marketer of personal care products. From July 1984 through January 1991, Mr. Fuller was the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. He obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance. Mr. Fuller received a B.S. in Accounting and an M.B.A. from the University of Utah.

        Kevin Guest, 45, Executive Vice President of Marketing. Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following the acquisition of FMG Productions, a media, video, and event productions company that was founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed as the Company's Executive Vice President of Marketing. Prior to joining USANA full-time, from 1992 to February 2004, Mr. Guest served as the Managing Partner of FMG Productions. Mr. Guest has been part of the media production arena for more than 20 years and has received numerous awards for producing, directing, and writing. He has produced USANA's audio, video, and event productions worldwide since the Company's inception. Mr. Guest earned a B.A. in Communications from Brigham Young University.

        Bradford Richardson, 43, Executive Vice President of Asia Pacific. Mr. Richardson joined USANA in December 1997 as Director of International Development. Mr. Richardson served as the Company's Executive Director of International Development from November 1998 to December 1999. Until January 2006, when he was appointed as the Company's Executive Vice President of Asia Pacific, he served as Vice President of International. Prior to joining USANA, Mr. Richardson held international business development positions with Dell, Inc. and Lexmark International, Inc., where he focused on business development in the Asia Pacific region. Mr. Richardson received a B.A. from American University in Washington, D.C., and an M.B.A. from the Wharton School of the University of Pennsylvania.

        Mark H. Wilson, 43, Executive Vice President of Customer Relations. Mr. Wilson joined USANA in October 1996 as Director of Customer Relations. Mr. Wilson served as the Company's Executive Director of Customer Relations from 1998 to April 2000. From April 2000 to January 2006, he served as the Company's Vice President of Customer Relations. In January 2006, he was appointed as the Company's Executive Vice President of Customer Relations. Prior to joining USANA, from October 1994 to October 1996, Mr. Wilson was an owner/partner of Great Basin Marketing, a consulting company, specializing in call center start-up and operational management. Prior to joining Great Basin Marketing, from July 1991 until October 1994, Mr. Wilson was Director of Inbound Order Express and Data Processing for Melaleuca, Inc. Mr. Wilson holds a B.S. in Communications from the University of Utah.

        Timothy E. Wood, Ph.D., 59, Executive Vice President of Research and Development. Dr. Wood joined USANA in June 1996 as Director of Research and Development. Dr. Wood served in this role from June 1996 to June 1999, when he was appointed as the Company's Vice President of Research and Development. In January 2006, he was appointed as the Company's Executive Vice President of Research and Development. Before joining USANA, Dr. Wood served as Vice President of Research and Development for AgriDyne Technologies, Inc., formerly known as NPI, from 1992 to 1995, where he managed a team of 25 scientists. From 1980 to 1992, Dr. Wood served as Research Manager and Senior Scientist for AgriDyne Technologies. Dr. Wood received a Bachelors Degree in Environmental Biology from the University of California, Santa Barbara. He earned a Masters Degree in Environmental Sciences and a Ph.D. from Yale University. He also earned an M.B.A. from Westminster College in Salt Lake City, Utah.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis describes the material elements of the compensation and benefit programs for our executive officers who are identified in the Summary Compensation Table ("Executives") of this Proxy Statement. We are required to provide information regarding the compensation programs in place for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers. We have also voluntarily elected to include information in this Compensation Discussion and Analysis and the compensation tables found in this Proxy Statement concerning additional executive officers.

Role of Compensation Committee

        The Executive compensation philosophy and practice of USANA has been developed through a collaborative effort of the Compensation Committee and the Company's President, Chief Financial Officer, and Vice President of Human Resources. While these officers offer ideas, opinions, and proposals in Compensation Committee meetings, the Compensation Committee functions and votes independently from these officers. The Compensation Committee is responsible for all changes to the Executive compensation philosophy and program. The Compensation Committee consists of three members of USANA's Board of Directors, all of whom are "independent" under the listing standards of the Nasdaq stock market. These members are appointed to the Compensation Committee by the Board of Directors. The Compensation Committee is governed by a written charter, which outlines the committee's authority and responsibilities.

Role of Corporate Leadership in Assisting Compensation Committee

        The Compensation Committee has the primary authority to determine the Company's compensation philosophy and to establish compensation for the Company's Executives. It is responsible for ensuring that Executive compensation decisions are thoroughly researched and implemented. Each of the Company's Executives and employees participate in an annual performance review with their immediate supervisor, during which the Executive or employee receives input about his or her performance and contributions to the Company's results for the period being assessed. The Compensation Committee seeks input from the Company's President, Chief Financial Officer, and Vice President of Human Resources to identify key factors and to obtain information that is related to Executive compensation. These key factors and information generally involve the individual Executive's level of responsibility, his or her years of experience, his or her current overall compensation level, the impact of current compensation practices on the Company's financial statements, and the relationship between Executive compensation and performance of the Company.

        The Company's Vice President of Human Resources takes direction from and makes suggestions to the Chairman of the Compensation Committee in establishing the quarterly Committee agenda and in preparing the materials to be presented to the Compensation Committee. These materials contain minutes from prior meetings, key items to be addressed, and background information to help the Compensation Committee in its decision-making process.

Compensation Consultants

        During 2007, we did not engage or consult with a compensation consultant in connection with rendering decisions on Executive compensation. In the past, however, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. ("FWC"), an independent executive compensation consulting firm, to advise and make recommendations regarding USANA's Executive compensation program. During 2007, the Compensation Committee continued to utilize a survey prepared by FWC

(the "FWC Survey") as one of several tools in making its decisions regarding compensation changes, including compensation components and compensation levels.

Compensation Philosophy and Objectives

        The Company's compensation philosophy, as approved by the Compensation Committee, is to establish and maintain Executive compensation programs that are designed to accomplish the following objectives:

  •
  To attract and retain, through a fair and competitive compensation plan, Executives who have the intelligence, education, and experience that is required to effectively administer the affairs of the Company;

  •
  To motivate our Executives to achieve certain financial and non-financial performance objectives for the benefit of our shareholders by tying components of their total compensation to individual and Company performance; and

  •
  To ensure that compensation practices do not impair USANA's financial strength or future success.

        The Compensation Committee intends to meet these objectives by utilizing and maintaining a balance among three major components of compensation: base salary, cash bonus, and equity compensation. The Committee believes that these three components provide the appropriate framework to (i) attract, retain and motivate our Executives, and (ii) align a significant portion of Executive compensation with short- and long-term performance objectives that drive shareholder value. As shown in the compensation tables following this report, our Executives do not receive retirement benefits, severance arrangements, deferred compensation opportunities, or other perquisites that are commonly provided to executives of similarly sized companies.

Components of Compensation

Base Salary

        Base salary represents the fixed component of Executive compensation. It is designed to compensate our Executives fairly and competitively at levels necessary to attract, retain and motivate qualified executives in our industry. Historically, base salaries paid to our Executives have been significantly below market for comparable positions and responsibilities, based on the findings of the FWC Survey. Rather, the Compensation Committee has utilized equity and has relied on large, intermittent stock option grants, as a key retention and reward tool for Executives for the long-term. Beginning in 2006, in light of the FWC Survey and the adoption of SFAS No. 123(R), this philosophy changed and the Compensation Committee determined that Executive base salaries would be increased and brought more in-line with the median market and the equity component of their compensation would be reduced. In 2007, the Compensation Committee continued this initiative and approved on average a 39% increase to Executive base salaries. The Compensation Committee determined that these increases to our Executives' base salaries were reasonable and necessary to ensure that the compensation we offer to our Executives is fair and competitive. The actual base salaries paid to our Executives during 2007 are reflected in column (c) of the Summary Compensation Table on page 17 of this Proxy Statement.

        Our Founder and Chairman of the Board, Dr. Myron Wentz, has served with the title of Chief Executive Officer of USANA since its inception. Dr. Wentz has historically declined to receive any payments of base salary or bonus, and the Company currently expects this to be the case in the future.

Non-Equity Incentive Plan Compensation

        We offer our Executives non-equity incentive plan compensation in the form of a cash bonus that is based on USANA's achievement of certain financial and non-financial performance objectives during the applicable year. Cash bonuses are based on a percentage of the Executive's base salary. Each year, the Compensation Committee sets the range of the cash bonus for which each Executive is eligible and sets the performance objectives on which cash bonuses for that year will be based.

  2007 Non-Equity Incentive Plan

        In 2007, USANA offered the World-Wide Incentive Plan and the Asia Pacific Incentive Plan to its Executives. All of our Executives, except for our Executive Vice President of Asia Pacific, were eligible to participate in the World-Wide Incentive Plan. Cash bonuses under this plan were based on the achievement of Company financial performance objectives relating to the Company's world-wide net sales growth and operating margin, excluding our Malaysia market.

        Cash bonuses under the Asia Pacific Incentive plan were based upon the achievement of Company financial performance objectives relating to net sales growth and contribution margins for the countries in our Asia Pacific region, excluding Malaysia. Our Executive Vice President of Asia Pacific, along with his senior management team, was eligible to participate in the Asia Pacific Incentive Plan.

        The Company performance objectives under each of the World-Wide Incentive Plan and the Asia Pacific Incentive Plan were set by the Compensation Committee in consultation with our President and are explained in greater detail below. Based on these financial performance objectives, Executives were eligible to receive a cash bonus of between 0% and 100% of their base salaries under the World-Wide Incentive Plan and Asia Pacific Incentive Plan. In addition, both of these incentive plans contained a component to reward performance in our Malaysia market, which we opened in January 2007. Under this component, Executives under the World-Wide Incentive Plan could earn up to 10% of their base salary if a certain net sales threshold was achieved in Malaysia, and Executives under the Asia Pacific Incentive Plan could earn up to 20% of their base salary if these same objectives were achieved. Because the Malaysia component contained independent performance objectives, Executives could earn the bonus under this component regardless of whether USANA achieved the performance objectives under the World-Wide Incentive Plan or Asia Pacific Incentive Plan.

        Set forth below are the financial performance objectives and corresponding bonus payment for each of the World-Wide Incentive Plan and Asia Pacific Incentive Plan. Also included below is the Malaysia component to these incentive plans. The performance objectives outlined below relate to operating results in the countries of the geographic region for which the plan applies and, except for the Malaysia component, do not include results from our Malaysia market.

World-Wide Incentive Plan			Asia Pacific Incentive Plan
Performance Objectives		Bonus Payment	Performance Objectives		Bonus Payment
•	Under 15.5% Sales Growth and/or Under 16% Operating Margin	No Payment	•	Under 14.5% Sales Growth and/or Under 22.5% Contribution Margin	No Payment
•	15.5% to 17% Sales Growth, and 16% Operating Margin	50% of Base Salary	•	14.5% to 16.75% Sales Growth, and 22.5% Contribution Margin	50% of Base Salary
•	17% to 18.5% Sales Growth, and 16% Operating Margin	75% of Base Salary	•	16.75% to 19% Sales Growth, and 22.5% Contribution Margin	75% of Base Salary
•	18.5% or greater Sales Growth; and 16% Operating Margin	100% of Base Salary	•	19% or greater Sales Growth, and 22.5% Contribution Margin	100% of Base Salary

Malaysia Component			Malaysia Component
Performance Objectives		Bonus Payment	Performance Objectives		Bonus Payment
•	Under $12.0 Million in Sales	No Payment	•	Under $12.0 Million in Sales	No Payment
•	$12.0 to $14.0 Million in Sales	5% of Base Salary	•	$12.0 to $14.0 Million in Sales	10% of Base Salary
•	$14.0 Million or greater in Sales	10% of Base Salary	•	$14.0 Million or greater in Sales	20% of Base Salary

  2007 Incentive Plan Awards

        In 2007, USANA did not meet the minimum financial performance level required for payment of a cash bonus under the World-Wide Incentive Plan. Consequently, eligible Executives did not earn a bonus payment under this plan. However, the Compensation Committee, as part of reviewing the Company's actual performance in 2007, reviewed and considered certain extraordinary events that occurred in North America, including false allegations about the Company in the media and the litigation resulting from such false allegations. After considering these extraordinary events, the Compensation Committee determined that the Company's and Executives' performance, in light of these events, warranted a cash bonus. Accordingly, the Compensation Committee approved a cash bonus of 10% of base salary under the World-Wide Incentive Plan, which is reflected in column (d) of the Summary Compensation Table on page 17 of this Proxy Statement.

        Under the Asia Pacific Incentive Plan, USANA achieved the financial performance for a bonus payment of 75% of base salary. Consequently, the Executive Vice President of Asia Pacific received a bonus payment of 75% of his base salary under this plan. Actual cash bonus awards under the Asia Pacific Incentive Plan are reflected in column (g) of the Summary Compensation Table on page 17 of this Proxy Statement.

        Under the Malaysia component to the foregoing bonus plans, USANA achieved the financial performance for a bonus payment of 10% of base salary under the World-Wide Bonus Plan and 20% of base salary under the Asia Pacific Bonus Plan. Actual cash bonus awards to Executives under the Malaysia component to both bonus plans are reflected in column (g) of the Summary Compensation Table on page 17 of this Proxy Statement.

  2007-2008 Bonus Plan

        During the third quarter of 2007, the Compensation Committee approved the 2007-2008 North America Bonus Plan as an incentive for our Executives to increase net sales in North America during the third and fourth quarters of 2007 and the first and second quarters of 2008. The Committee believed that this additional bonus plan was necessary in light of the extraordinary events and challenges that the Company faced during 2007, particularly in North America. The targets for the bonus range between 0% and 50% of each Executive's base salary. No bonus payment will be paid under the bonus plan unless the Company achieves certain financial performance objectives in North America during the bonus period. Under this bonus plan, Executives are eligible to receive:

  •
  no payment of a cash bonus, unless USANA achieves the minimum financial performance level in North America;

  •
  payment of 25% of base salary, if USANA achieves the minimum financial performance level in North America; or

  •
  a payment of 50% of base salary, if USANA achieves a specified financial performance level in North America.

  2008 Bonus Plan

        For 2008, the Compensation Committee approved an Executive bonus plan (the "2008 Bonus Plan") that is based on the achievement of several Company financial and non-financial performance objectives. The performance objectives include financial objectives related to customer counts and operating margins that apply to all Executives universally, and additional financial and non-financial objectives that differ depending on the Executive's functional area. Each objective is assigned a relative weight and contains a minimum, target, and maximum performance level. The extent to which an Executive will receive a bonus under the 2008 Bonus Plan will depend on the product of (i) the weighting of the respective objective, and (ii) the performance level that has been attained for the respective objective. Under the 2008 Bonus Plan, Executives are eligible to receive:

  •
  no payment of a cash bonus, unless USANA achieves the minimum financial and non-financial performance levels;

  •
  payment of 20% of base salary, if USANA achieves the minimum financial and non-financial performance levels;

  •
  a payment of 50% of base salary, if USANA achieves the target financial and non-financial performance levels; or

  •
  a payment of up to 100% of base salary, if USANA achieves the maximum financial and non-financial performance levels.

        The Compensation Committee believes that the performance objectives under the 2008 Bonus Plan are consistent with the Company's long-term strategic plan and the Committee's expectations of the Company's future performance. The Committee also believes that: (i) the minimum performance level for each objective is reasonably attainable, subject to the customary risks attendant to the Company's business operations, and (ii) the target performance level for each objective will require a significant effort by Executives. Future estimated payouts under USANA's 2008 Bonus Plan are reflected in the Grants of Plan-Based Awards table on page 18 of this Proxy Statement.

Equity Compensation

        Equity compensation is an integral part of USANA's compensation philosophy. We believe that equity grants that vest over a period of years tie a portion of our Executives' compensation to the Company's long-term performance and, thereby, align the interests of our Executives with the interests of our shareholders. Our equity compensation program delivers compensation to Executives only when the Company performs and the value of the Company's stock increases. USANA provides equity-based compensation primarily through the issuance of Stock-Settled Stock Appreciation Rights ("SSARs"). The Compensation Committee began issuing SSARs, in lieu of stock options, in 2006 after its review of the FWC Survey and after consulting with and receiving recommendations from the Company's President, Chief Financial Officer, and Vice President of Human Resources. SSARs, in contrast to stock options, minimize the dilutive effect created by the use of equity compensation awards.

        SSARs are approved and granted by the Compensation Committee on an annual basis under the USANA 2006 Equity Incentive Award Plan (the "2006 Plan"). Awards of SSARs vest annually in equal installments over a 5-year period. The Company grants all equity incentive awards based on the fair market value as of the date of grant as determined by the closing price of the Company's common stock on the date of grant. Grants of equity awards under the compensation programs discussed above are made for both Executives and all other eligible employees at regular Compensation Committee meetings and at special meetings, as needed. The effective date for such grants is customarily the date of such meeting or, for new hires, the first day of employment.

Other Compensation

        Other than as described above, USANA does not at this time provide benefits to its Executives that are different from or in addition to those that are provided to its general employees.

        Retirement:    Executives may participate in Company sponsored 401(k) retirement plans on the same terms and conditions, including Company matching provisions, as other employees. For the year ended December 29, 2007, all employees who participated in our 401(k) plan received matching funds equal to $564,402. During 2007, each of our Executives participated in our 401(k) plan and received matching funds totaling $60,790. We provide no other retirement benefits to our Executives.

        Severance:    USANA has no severance agreements or contracts with any of its Executives that contain post-termination or change-in-control payments.

        Perquisites:    It is our general practice not to provide significant perquisites or personal benefits to our Executives. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to Executives as necessary to accomplish the objectives under our compensation philosophy. In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our Executives or employees. In 2007, we paid health, life, and disability insurance premiums on behalf of our Executives, all on the same terms as those that we provide to all of the Company's employees.

        Insurance Plans and Other Benefits:    We provide insurance plans and other benefits to our Executives that are similar to those plans and benefits that are customarily provided to general employees of the Company.

        Indemnification:    Article VI of our Amended and Restated Articles of Incorporation and Article 5 of our Bylaws provide for indemnification of our directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Utah Business Corporation Act. We have entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the foregoing provisions, the SEC has stated that such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and, therefore, such indemnification provisions may be unenforceable.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Respectfully submitted by the members of the Compensation Committee:

Robert Anciaux (Chair) Ronald S. Poelman Jerry G. McClain

SUMMARY COMPENSATION TABLE

        The following table summarizes all compensation paid to our named executive officers in each of the two most recently completed fiscal years.

(a)	(b)	(c)		(d)	(e)	(f)		(g)		(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock awards ($)	Option awards ($)(2)		Non-equity incentive plan compensation ($)(1)		Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)(3)		Total ($)

Myron W. Wentz Chairman & CEO	2007 2006		— —	— —	— —		— —		— —	— —		— —		— —
David A. Wentz President	2007 2006	$ $	292,308 173,158	$29,234 —	— —	$ $	558,324 455,010	$ $	29,235 22,507	— —	$ $	9,571 5,862	$ $	918,672 656,537
Gilbert A. Fuller Executive Vice President & Chief Financial Officer	2007 2006	$ $	270,000 198,962	$27,032 —	— —	$ $	157,223 94,317	$ $	27,033 25,995	— —	$ $	9,037 6,789	$ $	490,325 326,063
Fred W. Cooper Executive Vice President, Operations	2007 2006	$ $	259,231 168,599	$25,928 —	— —	$ $	179,291 102,443	$ $	25,928 21,921	— —	$ $	8,563 5,684	$ $	498,941 298,647
Kevin Guest(4) Executive Vice President, Marketing	2007 2006	$ $	228,077 161,446	$22,810 —	— —	$ $	708,676 623,103	$ $	22,810 20,992	— —	$ $	9,669 —	$ $	992,042 805,541
Bradford Richardson Executive Vice President, Asia Pacific	2007 2006	$ $	241,587 166,975	— —	— —	$ $	179,291 102,443	$ $	225,454 10,855	— —	$ $	7,715 6,466	$ $	654,047 286,739
Mark H. Wilson Executive Vice President, Customer Relations	2007 2006	$ $	251,539 168,599	$21,500 —	— —	$ $	179,291 102,443	$ $	21,500 21,917	— —	$ $	8,331 5,682	$ $	482,161 298,641
Timothy E. Wood Executive Vice President, Research & Development	2007 2006	$ $	228,077 161,926	$22,828 —	— —	$ $	179,291 102,443	$ $	22,829 21,130	— —	$ $	7,171 5,506	$ $	460,196 291,005
(1)
Amounts paid in fiscal 2008 for performance realized in fiscal year 2007, under incentive plans discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)
Reflects the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 29, 2007, and December 30, 2006, in accordance with SFAS No. 123(R), of awards pursuant to the Company's equity-based compensation plans and, thus, includes amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in Notes L, K, and J to the Company's consolidated financial statements that are included in the Company's Annual Reports on Form 10-K for the years ended December 29, 2007, December 30, 2006, and January 3, 2004, respectively.

(3)
Includes employer's matching contribution to the executive's 401(k) plan.

(4)
A significant portion of Mr. Guest's equity awards were granted in 2003 and 2004 in connection with him joining the Company, and carry higher grant prices and SFAS No. 123(R) values compared with our other Executive Vice Presidents.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)(2)	Exercise or base price of option awards ($/Sh)(3)	Grant date fair value of stock and option awards ($)

Myron W. Wentz		—	—	—	—	—	—	—	—	—	—
David A. Wentz	19-Apr-07 N/A	$58,462	$146,154	$292,308	—	—	—	—	35,000	$40.59	$569,625
Gilbert A. Fuller	19-Apr-07 N/A	$54,000	$135,000	$270,000	—	—	—	—	8,800	$40.59	$114,154
Fred W. Cooper	19-Apr-07 N/A	$51,846	$129,615	$259,231	—	—	—	—	22,000	$40.59	$358,050
Kevin Guest	19-Apr-07 N/A	$45,615	$114,038	$228,077	—	—	—	—	22,000	$40.59	$358,050
Bradford Richardson	19-Apr-07 N/A	$48,317	$120,793	$241,587	—	—	—	—	22,000	$40.59	$358,050
Mark H. Wilson	19-Apr-07 N/A	$50,308	$125,769	$251,539	—	—	—	—	22,000	$40.59	$358,050
Timothy E. Wood	19-Apr-07 N/A	$45,615	$114,038	$228,077	—	—	—		22,000	$40.59	$358,050
(1)
The amounts shown in column (c) reflect the minimum payout level under the 2008 Executive Bonus Plan, which is 20% of that executive's base salary. The amounts shown in column (d) reflect the target payout, which is 50% of that executive's base salary. The amounts shown in column (e) are 100% of that executive's base salary, which is the maximum payout that can be obtained under the 2008 Executive Bonus Plan.

(2)
All equity awards granted in 2007 were granted under the 2006 Equity Incentive Award Plan.

(3)
All equity awards were granted at the closing stock price on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option awards						Stock Awards
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Myron W. Wentz	280,000	—	—		$39.18	5-Dec-15	—	—	—	—
David A. Wentz	50,000 25,000 —	— 100,000 35,000	— — —	$ $ $	0.74 39.14 40.59	30-Jan-12 30-Apr-11 19-Oct-12	— —	— —	— —	— —
Gilbert A. Fuller	40,000 6,000 —	— 6,000 8,800	— — —	$ $ $	0.83 37.60 40.59	1-Mar-12 25-Jul-11 19-Apr-12	—	—	—	—
Fred W. Cooper	40,000 6,000 —	— 24,000 22,000	— — —	$ $ $	0.83 37.60 40.59	1-Mar-12 25-Jul-11 19-Oct-12	—	—	—	—
Kevin Guest	— 8,745 6,000 —	36,000 16,000 24,000 22,000	— — — —	$ $ $ $	30.36 7.90 37.60 40.59	18-Feb-14 24-Feb-13 25-Jul-11 19-Oct-12	—	—	—	—
Bradford Richardson	20,000 6,000 —	— 24,000 22,000	— — —	$ $ $	0.83 37.60 40.59	1-Mar-12 25-Jul-11 19-Oct-12	—	—	—	—
Mark H. Wilson	— —	30,000 22,000	— —	$ $	37.60 40.59	25-Jul-11 19-Oct-12	—	—	—	—
Timothy E. Wood	40,000 6,000 —	— 24,000 22,000	— — —	$ $ $	0.83 37.60 40.59	1-Mar-12 25-Jul-11 19-Oct-12	—	—	—	—
(1)
All awards vest 20% annually beginning on the first anniversary of the date of grant, with the exception of those held by Gilbert A. Fuller, which vest 50% annually.

OPTION EXERCISES AND STOCK VESTED

	Option awards		Stock awards
(a)	(b)	(c)	(d)	(e)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Myron W. Wentz	—	$—	—	—
David A. Wentz	—	$—	—	—
Gilbert A. Fuller	—	$—	—	—
Fred W. Cooper	—	$—	—	—
Kevin Guest	25,255	$931,755	—	—
Bradford Richardson	40,000	$1,838,619	—	—
Mark H. Wilson	50,000	$2,210,689	—	—
Timothy E. Wood	—	$—	—	—

COMPENSATION OF DIRECTORS

        The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 29, 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees earned or paid in cash ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified compensation earnings ($)	All other compensation ($)(5)	Total ($)

Robert Anciaux(5)	$58,750	$—	$55,015	—	—	$—	$113,765
Jerry G. McClain(5)	$53,750	$54,999	$—	—	—	$—	$108,749
Ronald S. Poelman(5)	$66,250	$27,500	$27,499	—	—	$—	$121,249
(1)
Myron W. Wentz, the Company's Chairman of the Board and Chief Executive Officer, is not included in this table because he is an employee of the Company and receives no compensation for his services as a director.

(2)
Each director receives an annual cash retainer of $36,000. The chair of the Company's Audit Committee also receives an additional annual cash retainer of $20,000. The chair of the Compensation Committee receives an annual cash retainer of $11,500 and the chair of the Governance and Nominating Committee receives an annual cash retainer of $5,000. Each committee member, other than the chair, receives an annual cash retainer of: $10,000 for the Audit Committee, $5,000 for the Compensation Committee, and $2,500 for the Governance and Nominating Committee. The Company also reimburses all directors for the out-of-pocket expenses that they incur in connection with their services as directors, which include travel, lodging, and related expenses from attending or participating in meetings of the shareholders, Board of Directors, and committees of the Board.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007, in accordance with SFAS No. 123(R). Assumptions used in the calculation of this amount are included in Note L to the Company's consolidated financial statements that are included in the Company's Annual Report on Form 10-K for the year ended December 29, 2007. At December 29, 2007, Jerry G. McClain had 2,819 Deferred Stock Units ("DSUs") outstanding, and Ronald S. Poelman had 1,355 DSUs outstanding. The grant date fair value of awards granted to Jerry G. McClain and Ronald S. Poelman during fiscal 2007 was $54,999 each.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007, in accordance with SFAS No. 123(R). Assumptions used in the calculation of this amount are included in Note L to the Company's consolidated financial statements that are included in the Company's Annual Report on Form 10-K for the year ended December 29, 2007. At December 29, 2007, each director had the following number of option awards or stock-settled stock appreciation rights ("SSARs") outstanding: Robert Anciaux, 14,544 stock options; Jerry G. McClain, 5,000 stock options; and Ronald S. Poelman, 20,000 stock options and 2,956 SSARs. The grant date fair value of awards granted to Robert Anciaux during fiscal 2007 was $55,015.

(5)
Equity awards are granted to each director annually at a Black-Scholes value of approximately $55,000. Each director may elect to receive DSUs, SSARs, or stock options, which vest quarterly over a one-year period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address	Number of Shares(2)	Percent of Class(3)
Beneficial Owners of More Than 5%
Gull Holdings, Ltd.(1) 4 Finch Road Douglas, Isle of Man	8,302,452	50.8%
FMR LLC(4) 82 Devonshire Street Boston, MA 02109	1,248,498	7.6%
Lord Abbett & Co., LLC(4) 90 Hudson Street Jersey City, NJ 07302	1,015,376	6.2%
Directors and Executive Officers
Myron W. Wentz, Ph.D.(1) Chairman of the Board and CEO	8,582,452	52.4%
David A. Wentz, President(5)	486,078	2.7%
Fred W. Cooper, Ph.D.(6) Executive Vice President of Operations	56,167	*
Gilbert A. Fuller(7) Executive Vice President and CFO	62,521	*
Kevin Guest(8) Executive Vice President of Marketing	49,469	*
Bradford Richardson(9) Executive Vice President of Asia Pacific	34,629	*
Mark H. Wilson(10) Executive Vice President of Customer Relations	11,371	*
Timothy E. Wood, Ph.D.(11) Executive Vice President of Research and Development	64,150	*
Robert Anciaux, Director(12)	14,544	*
Jerry G. McClain, Director(13)	8,019	*
Ronald S. Poelman, Director(14)	24,311	*
Directors and Officers as a group (11 persons)	9,393,711	57.4%

*
Less than one percent.

(1)
Includes 8,302,452 shares held of record by Gull Holdings, Ltd., an Isle of Man company, which is 100% owned by Dr. Wentz and 280,000 shares that are issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement. Because of his control of Gull Holdings, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares that are owned of record by Gull Holdings, Ltd.

(2)
All entries exclude beneficial ownership of shares that are issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of the date of this Proxy Statement.

(3)
Percentages are rounded to nearest one—tenth of one percent. Percentages are based on 16,363,884 shares outstanding on February 22, 2008. Shares of common stock subjected to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(4)
Reflects the number of shares held at year-end, as filed pursuant to Form SC 13G.

(5)
Includes 57,000 shares that are issuable pursuant to options, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 9,178 shares that are held in the executive's 401(k) account. Also includes 419,900 shares that are held of record, of which 50,000 shares have been pledged to support obligations incurred in connection with a prepaid variable forward contract that was entered into by Mr. Wentz with an unaffiliated third-party. The number of shares to be delivered by Mr. Wentz on March 31, 2009 (the maturity date of the contract) will be based on the market price of the Company's common stock and will not exceed 50,000 shares. Under this arrangement, Mr. Wentz has the right to deliver cash instead of shares.

(6)
Includes 40,000 shares that are held of record, 10,400 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 5,767 shares that are held in the executive's 401(k) account.

(7)
Includes 51,400 shares that are held of record, 10,400 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 721 shares that are held in the executive's 401(k) account.

(8)
Includes 5,000 shares that are held of record, 44,400 shares that are issuable pursuant to options and SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 69 shares that are held in the executive's 401(k) account.

(9)
Includes 20,400 shares that are held of record, 10,400 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 3,829 shares that are held in the executive's 401(k) account.

(10)
Includes 10,400 shares issuable pursuant to SSARs which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 971 shares held in the executive's 401(k) account.

(11)
Includes 20,000 shares that are held of record and 44,150 shares that are issuable pursuant to options and SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(12)
Includes 14,544 shares that are issuable pursuant to options, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(13)
Includes 5,000 shares that are issuable pursuant to options, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, 2,819 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of the date of this Proxy Statement, and 200 shares held of record.

(14)
Includes 22,956 shares that are issuable pursuant to options and SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement and 1,355 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of the date of this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 29, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding awards (1)	Weighted-average exercise price of outstanding awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,863,945	$32.18	4,187,000
Equity compensation plans not approved by security holders	None	N/A	None

Total	1,863,945	$32.18	4,187,000

(1)
Consists of shares of common stock issuable under the USANA 2006 Equity Incentive Award Plan and the 2002 USANA Health Sciences, Inc. Stock Plan.

PROPOSAL #2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accountant to audit the financial statements of the Company and its subsidiaries for the fiscal year ending January 3, 2009. PricewaterhouseCoopers LLP audited the Company's financial statements for the fiscal year-ended December 29, 2007. Grant Thornton, LLP audited the Company's financial statements for the fiscal year-ended December 30, 2006.

Change in Independent Registered Public Accountant

        PricewaterhouseCoopers LLP was engaged as the Company's independent registered public accountant on September 5, 2007 following the resignation of Grant Thornton as the Company's independent registered public accountant on July 10, 2007. The reports of Grant Thornton LLP for the Company's fiscal year ended December 30, 2006 contained no adverse opinions, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles. During the Company's fiscal year ended December 30, 2006, and the interim period from December 30, 2006 through July 10, 2007, there were no disagreements between the Company and Grant Thornton LLP on any accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report, except as described below.

        In connection with Grant Thornton LLP's review of the Company's unaudited financial statements that were included in the Company's 10-Q for the quarter-ended March 31, 2007, the Audit Committee and Grant Thornton LLP disagreed as to the scope of the procedures to be performed by the auditors and disagreed as to the extent to which the Audit Committee should engage new, independent consultants to respond to what the Company and its Audit Committee deemed to be unfounded and unwarranted accusations leveled against the Company by convicted felon Barry Minkow.

        In response to the Minkow allegations, the Company's Audit Committee commenced an internal investigation (the "Internal Investigation") by the Company's general counsel of the matters raised by Minkow. Also in response to the Minkow allegations, and in connection with its review of the Company's 10-Q for the quarter-ended March 31, 2007, Grant Thornton LLP made numerous requests to the Company for additional information and documents (the "Additional Information"), including requests for independent legal reviews (the "Independent Reports") with respect to Minkow's allegations that: (1) the Company's associate compensation plan violates anti-pyramid investment rules, (2) the Company's compensation plan fails to comply with Federal Trade Commission rules regarding disclosure of earnings and income to sales associates and prospective associates, and (3) the Company violated securities laws relating to insider trading and its stock buyback policy.

        Initially, the Company's Audit Committee wanted to complete the Internal Investigation before considering whether or not to engage independent consultants to provide Independent Reports. Grant Thornton LLP informed the Company that this approach could potentially delay the filing of the Company's Form 10-Q for the quarter-ended March 31, 2007. This position led to further discussions between the Chairman of the Audit Committee and Grant Thornton LLP, and the matter was resolved to the satisfaction of Grant Thornton LLP, the Company, and the Audit Committee when the Company furnished to Grant Thornton LLP all Additional Information requested by Grant Thornton LLP, and engaged select independent legal advisers to produce the Independent Reports.

        After the Internal Investigation and the Independent Reports were completed, Grant Thornton LLP completed its review of the Company's Form 10-Q for the quarter-ended March 31, 2007. The Company has confirmed its belief, based on the Internal Investigation and the Independent Reports, that the material allegations of Minkow are without merit. Additionally, in the wake of Minkow's allegations, the SEC conducted an informal inquiry into Minkow's allegations and, in January 2008, concluded such inquiry without any recommendation of enforcement action against the Company.

        In connection with the foregoing events, the Company authorized Grant Thornton LLP to respond fully to any inquiries of a successor accountant.

        No event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K occurred within the Company's fiscal year-ended December 30, 2006, or the interim period from December 30, 2006 through July 10, 2007.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

        The Audit Committee pre-approves any engagement of PricewaterhouseCoopers LLP and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accountant and nominate an independent registered public accounting firm for shareholder approval. While ratification of the selection of accountants by the shareholders is not required and is not binding upon the Audit Committee or the Company, in the event of a negative vote on such ratification, the Audit Committee might choose to reconsider its selection.

        Prior to the performance of any services, the Audit Committee approves all audit and non-audit services to be provided by the Company's independent registered public accountant and the fees to be paid therefor. Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the independent registered public accountant, it is the current practice of the Audit Committee to specifically approve all services provided by the independent registered public accountant in advance, rather than to pre-approve any type of service. In connection with this practice, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers LLP' and, historically, Grant Thornton LLP's respective independence.

Independence

        PricewaterhouseCoopers LLP has advised us that it has no direct or indirect financial interest in the Company or in any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries, other than as independent auditors or in connection with certain other activities, as described below.

Financial Statements and Reports

        The financial statements of the Company for the year ended December 29, 2007, and the report of the independent auditors will be presented at the Annual Meeting. PricewaterhouseCoopers LLP will have a representative present at the meeting who will have an opportunity to make a statement, if he or she so desires, and to respond to appropriate questions from shareholders.

Services

        During fiscal year 2007, PricewaterhouseCoopers LLP performed services consisting of the audit of the annual consolidated financial statements of the Company for the fiscal year 2007, reviews of quarterly financial statements for the quarters-ended June 30, 2007 and September 29, 2007, stand-alone audits of subsidiaries, and accounting consultations, consents, and other services related to SEC filings by the Company and its subsidiaries. PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services for the Company for the fiscal year 2007.

        During fiscal year 2007 and 2006, Grant Thornton LLP provided services consisting of the audit of the annual consolidated financial statements of the Company for the fiscal year 2006, reviews of the quarterly financial statements for the fiscal year 2006 and the quarter-ended March 31, 2007, stand-alone audits of subsidiaries, and accounting consultations, consents, and other services related to SEC filings and registration statements that were filed by the Company and its subsidiaries. Grant Thornton LLP also provided other services to the Company in fiscal year 2007 and 2006, consisting primarily of tax consultation and related services. Grant Thornton LLP did not perform any financial information systems design and implementation services for the Company for the fiscal year 2007 or 2006.

        The following table summarizes the fees that were paid to PricewaterhouseCoopers LLP and Grant Thornton LLP by the Company during fiscal years 2007 and 2006.

	Fiscal Year 2007		Fiscal Year 2006
	PricewaterhouseCoopers LLP	Grant Thornton LLP	Grant Thornton LLP
Audit Fees	$419,810	$284,113	$583,597
Audit Related Fees	—	$27,539	$—
Tax Fees	—	$73,119	$205,779
All Other Fees	—	$207,425	$3,332
Total Fees	$419,810	$592,096	$792,708

RECOMMENDATION

        The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year 2008.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The directors who serve on the Audit Committee are all independent for purposes of Rule 4200(A)(15) and Rule 4350(d) of The Nasdaq Marketplace Rules.

        The Audit Committee operates under a written charter that has been adopted by the Board of Directors.

        We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 29, 2007.

        We have discussed with the independent registered public accountant of the Company, PricewaterhouseCoopers LLP, the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which includes a review of the findings of the independent registered public accountant during its examination of the Company's financial statements.

        We have received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP, which is required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and we have discussed with PricewaterhouseCoopers LLP their independence under such standards. We have concluded that the independent registered public accountant is independent from the Company and its management.

        Based on our review and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2007, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Audit Committee:

Ronald S. Poelman (Chair) Robert Anciaux Jerry G. McClain

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

        The Company has no employment agreements with any of its executive officers.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires USANA's officers, directors, and persons who beneficially own more than 10% of USANA's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the Nasdaq stock market. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

        Based solely upon a review of these forms that were furnished to the Company, and based on representations made by certain persons who were subject to this obligation that such filings were not required to be made, the Company believes that all reports that are required to be filed by these individuals and persons under Section 16(a) were filed on time in fiscal year 2007, except that the Company was late in filing one Form 4 for one transaction for Mr. McClain.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In the ordinary course of business, USANA may engage in transactions which have the potential to create actual or perceived conflicts of interest between USANA and its directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full board of directors. Indeed, this is a requirement of the Nasdaq stock market. While USANA has not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

  •
  information regarding the goods or services that are proposed to be provided, or that are being provided, by or to the related party;

  •
  the nature of the transaction and the costs to be incurred by USANA;

  •
  an analysis of the costs and benefits that are associated with the transaction and a comparison of alternative goods or services that are available to USANA from unrelated parties;

  •
  an analysis of the significance of the transaction to USANA;

  •
  whether the transaction would be in the ordinary course of USANA's business;

  •
  whether the transaction is on terms that are comparable to those that could be obtained in an arm's-length dealing with an unrelated third party; and

  •
  whether the transaction could result in an independent director no longer being considered to be independent under the Nasdaq rules.

        After considering these and other relevant factors, the Audit Committee either (1) approves or disapproves the related party transaction, or (2) requests that full Board of Directors consider the matter. The Audit Committee will not approve any related party transaction which is not on terms that it believes are both fair and reasonable to USANA. There are no related party transactions that are required to be disclosed in this Proxy Statement.

OTHER MATTERS

        Shareholder Proposals. As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters.

        Solicitation of Proxies. The accompanying proxy is solicited on behalf of the Board of Directors. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company, as of the date hereof.

        "Householding" of Proxy Materials. The SEC permits companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements (and related documents) with respect to two or more shareholders sharing the same address by delivering a single proxy statement (and related documents) addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings to companies.

        A number of brokers with account holders who are shareholders will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to shareholders, a single proxy statement (and related documents) will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder or shareholders. Once you have received notice from your broker or USANA that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until USANA or USANA's transfer agent receives contrary instructions from an affected shareholder or shareholders.

        Shareholders who currently receive multiple copies of the proxy statement (and related documents) at their address and would like to request "householding" of their communications should contact their broker or, if a shareholder is a registered holder of shares of common stock, he or she should submit a written request to American Stock Transfer & Trust Company, our transfer agent, at 6201 Fifteenth Ave, 3rd Floor, Brooklyn, New York 11219. Shareholders who are now "householding" their communications, but who wish to receive separate proxy statements (and related documents) in the future may also notify American Stock Transfer & Trust Company. We will promptly deliver, upon written or oral request, a separate copy of the proxy statement (and related documents) at a shared address to which a single copy was delivered.

ANNUAL REPORT

        We will mail a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007, as filed with the SEC, to each shareholder of record at March 5, 2008. The report on Form 10-K is not deemed a part of the proxy soliciting material for the Annual Meeting.

        Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions "Audit Committee Report" and "Compensation Committee Report" shall not be incorporarted by reference into any document filed with the SEC.

FURTHER INFORMATION

        Additional copies of the Company's Annual Report on Form 10-K for the year ended December 29, 2007 (including financial statements and financial statement schedules) that has been filed with the Securities and Exchange Commission may be obtained without charge by writing to USANA, Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. The reports and other filings of USANA, including this Proxy Statement, also may be obtained from the SEC's on-line database, located at www.sec.gov.

By Order of the Board of Directors,

Gilbert A. Fuller Corporate Secretary

Date: March 14, 2008

PROXY

ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The shareholder executing and delivering this Proxy hereby appoints Myron W. Wentz, Ph.D. and Gilbert A. Fuller and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of March 5, 2008, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at the Corporate headquarters, 3838 West Parkway Blvd., Salt Lake City, Utah 84120, on Wednesday, April 23, 2008, at 11:00 a.m., Mountain Daylight Time, or at any adjournment thereof. This Proxy is given in accordance with the instructions indicated and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

The Board of Directors recommends a Vote "FOR" each of the items listed below.

1.
To elect four directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify. The nominees are:

Myron W. Wentz, Ph.D.	Ronald S. Poelman
Robert Anciaux	Jerry G. McClain

FOR ALL ☐	WITHHOLD AS TO ALL ☐	FOR ALL EXCEPT ☐
2.
To approve and ratify the selection of PricewaterhouseCoopers LLP as USANA's independent registered public accountant.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
To consider and act upon any other matters that properly may come before the meeting or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE.

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATE:	Signature
Signature (Joint Owners)